EXHIBIT (See 22)


The following is a list of the Registrant's subsidiaries:


      Name                                       Ownership %
      ----                                       -----------
Star brite Distributing, Inc.                       100
Star brite Distributing Canada, Inc.                100
D & S Advertising Services, Inc.                    100
Star brite Sta-Put, Inc.                            100
Star brite Service Centers, Inc.                    100
Star brite Marine, Inc.                             100
Kinpak Inc.                                         100